Exhibit 23.2


                             MOFFITT & COMPANY, P.C.
                       5040 EAST SHEA BOULEVARD, SUITE 270
                            SCOTTSDALE, ARIZONA 85032
                                 (480) 951-1416

October 29, 2003

U.S. Securities and Exchange Commission
Division of Corporation Finance 450
Fifth Street, N.W. Washington, D.C. 20549

Re: IBIZ Technology Corp. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002 in IBIZ Technology Corp.'s Form 10-KSB for the fiscal year ended October 31, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,





/s/  Moffitt & Company, P.C.
Moffitt & Company, P.C.